September 20, 1996


Mr. Eric Huttner
Citibank
399 Park Avenue
New York, NY 10043

RE:  CREDIT AGREEMENT BETWEEN THE INTERPUBLIC GROUP OF COMPANIES,
INC. AND CITIBANK, N.A.

Dear Eric:

We are writing to you in connection with the Credit Agreement between The Interpublic Group of Companies, Inc. and Citibank, N.A. dated September 30, 1992 and effective as of December 22, 1992 (the "Agreement"). Section 2.13 of the Agreement provides that the Borrower may request extension of the Commitment under the Agreement for an additional period of one year from the then current Termination Date.

Notwithstanding the dates specified in Section 2.13 of the Agreement for requesting such extension, we hereby request that you extend the Termination Date of the Agreement to December 1, 1998. If you are agreeable to our request, please so indicate by signing and returning the duplicate copy of this letter which we have enclosed herewith.

Thank you.

                              Sincerely,

                           Alan M. Forster
                      Vice President & Treasurer


ACCEPTED & AGREED
CITIBANK, N.A.

By:Eric Huttner - Vice President

Date: 10/3/96

cc:  Mr. Kenneth E. Dutcher
     Ms. Barbara S. Gmora
     Ms. Regina E. Dooley
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